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                                                                    EXHIBIT 10.7

                      Non-exclusive Distributor Agreement


This Agreement made as of     JAN. 1ST     , 1998 by and between OmniVision
                         -------------------  ----
Technologies, Inc., a California corporation having its principal office at 930 Thompson Place, Sunnyvale, CA, 94086 USA ("OmniVision") and WORLD PEACE
                                                            -----------
INDUSTRIAL CO., LTD.                                                 , a
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                          corporation, having its principal place of business at
-------------------------
 8F. 76, CHENG KUNG ROAD, SEC. 1, NANKANG, TAIPEI. TAIWAN
--------------------------------------------------------------------------------
                                                               ("Distributor").
---------------------------------------------------------------

The parties agree as follows:

1.  Distributorship

OmniVision appoints Distributor as a non-exclusive distributor for the products designed and manufactured by OmniVision (hereinafter referred to as "Products" or "Product"), as listed on Exhibit A attached hereto. Exhibit A will be updated and distributed to Distributor by OmniVision from time to time. Distributor agrees not to carry any other products, which in OmniVision sole judgment, are directly competitive to OmniVision Products.

Distributor's appointment covers Distributor's marketing location ("territory") shown on Exhibit B attached hereto and, if so agreed in writing by both parties, additional marketing locations established by Distributor. Distributor may relocate the business locations at Distributor's discretion as said on Exhibit B.

Distributor is appointed to make sales to certain identified potential customers (the Customers) specified in Exhibit C, as that Exhibit may be modified from time to time. Distributor may make sales to additional potential customers within the Territory provided that such potential customers are not otherwise identified as Customers of another OmniVision Distributor, or as an OmniVision house account. OmniVision reserves the right to appoint additional Product. sales distributors in the same geographical area. Distributor shall maintain an adequate and aggressive sales organization at all times during the term of this Agreement in order to assure maximum distribution of Products.

2.  Sales

Subject to the terms of this Agreement, OmniVision agrees to sell and Distributor agrees to buy Products for resale. However, OmniVision shall not be required to sell any Products to Distributor if the manufacturing or sale of such Product has been discontinued by OmniVision, or if such Product is or becomes unavailable, or if OmniVision should withdraw such Product from sale to distributors.

3.  Prices

The Price Schedule will include all Products available for purchase by Distributor as well as the unit prices for each of the Products. The Price Schedule normally will be updated once a quarter by OmniVision and released to Distributor. If there is any delay of this update, the Distributor shall use the latest received Price Schedule as the purchasing price for OmniVision Products. All

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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prices are subject to change or withdrawal by OmniVision without prior notice to
Distributor, although OmniVision shall use its best efforts to give prior notice to Distributor of any change in the prices. Except as otherwise provided in this Agreement, all sales of Products to Distributor shall be at OmniVision's price in effect when Distributor's order is accepted by OmniVision.

4.  Taxes

Distributors located within the United States of America must submit a current Resale License for each ship-to location operated by the Distributor. The Distributor is responsible for any and all local, State or Federal taxes and is responsible for abiding by all tax laws and regulations which may apply regarding the resale of OmniVision Products. Distributors located outside of the United States of America are responsible for paying any duties, taxes, fees or any other charges which may be levied by governmental authorities in the Country where shipments are made.

5.  Reports

Distributor shall provide OmniVision with a Monthly Resale Report, Monthly Inventory Report, and Monthly Quote Report, defined below. These reports shall be made available to OmniVision by Distributor each month. These reports shall be received, by OmniVision within fifteen (15) days from the Distributor's sales dosing date of each month OmniVision and Distributor may mutually agree to modify the specific details of these reports to accommodate specific requirements or conditions of the Territory or Customers.

  a. The Monthly Resale Report will summarize the following information provided to OmniVision by Distributor: customer name, sales location and zip code, invoice or credit number (if applicable), shipment date, invoice date if different from shipment date, type of sales (i.e., stock shipment, drop shipment, sample sale, billing adjustment, customer return, sales to other re-sellers, etc.).

  b. The Monthly Inventory Report shall list products, by OmniVision part number, shipped to Distributor, and all transactions to and by Distributor during the month. OmniVision may stop shipments of Products to Distributor to facilitate verification of inventory levels.

  c. The Monthly Quote Report summarizes the new Product Quotes, old Product Quotes that have expired, and the status of all other OmniVision Product quotes.

6.  Terms

All Products are sold to Distributor by OmniVision based on the following shipment terms: F.O.B. OmniVision's warehouse. Terms of payment are: COD or T/T in advance before credit checking approval and credit line set by OmniVision credit department. After credit checking and credit line approved, the payment term will be net amount of invoice due within thirty (30) days from the date of invoice. Invoice shall be sent on or soon after the date of shipment. Distributor shall not take any credit or offset against accounts owing OmniVision without OmniVision's prior written authorization. OmniVision may at any time, either generally or with respect to any specific order by Distributor, change the amount or duration of credit to be allowed to Distributor, including requiring cash in advance of shipment to Distributor (or COD term), if Distributor has failed to pay previous invoices when due or if Distributor's credit worthiness, in OmniVision's judgment, makes such action necessary. To assist OmniVision determining Distributor's creditworthiness, Distributor has furnished or agrees to furnish OmniVision immediately with a

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    treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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copy of its financial statements for the most recent fiscal year for which audited statements are available, and during the term of this Agreement Distributor shall furnish OmniVision copies of Distributor's financial statements each fiscal quarter and audited financial statements every fiscal year. "Financial Statements" means balance sheet at the end of the financial period, income statement of the specified period, and "audited" means examined or reviewed by a certified public accountant. The financial statements shall be furnished to OmniVision no later than thirty (30) days of Distributor's fiscal quarter end or sixty (60) days of Distributor's fiscal year end.

7.  Acceptance of Orders

    a. All orders sent by Distributor to OmniVision must be in writing, including changes to existing orders.

    b. Distributor shall address all orders to OmniVision's Sales Department. Inquires concerning availability, delivery or technical information should be directed to OmniVision's Marketing Department. All orders are subject to acceptance by OmniVision, and OmniVision reserves the right to reject any order given by Distributor even if a price quotation has been made previously.

    c. OmniVision will package Products in a standard package or container, but OmniVision may change such package or container at any time without prior notice to Distributor, or use a standard bulk or quantity package for any shipment. Distributor may specify a carrier, but if no carrier is specified, OmniVision may select a suitable carrier without notice thereof to Distributor.

    d. Sales and shipments will be made on the terms and conditions set forth herein and on OmniVision's order confirmation form in effect at the time of order. If a term set forth in this Agreement is inconsistent with OmniVision's order confirmation form, the former shall govern. Unless otherwise in writing, OmniVision shall not in any event be bound by the terms and conditions of Distributor's purchase order forms or any other forms submitted by Distributor.

    e. Delivery dates given by OmniVision for orders placed by Distributor shall be considered OmniVision's best estimates only. To cancel a purchase order or delay delivery, Distributor must first give OmniVision written notice thereof and OmniVision shall have until the end of five (5) full business or working days after such notice is actually received by OmniVision in which to process, after (but not before) which such order may be canceled if Distributor so requests.

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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8.  Commission Sales

Distributor may act as a commission sales representative for identified potential customers ("The Customers") specified on Exhibit C. as that Exhibit may, by mutual agreement, be modified from time to time.

  a. Distributor shall solicit orders for Products from the Customers, and shall forward all such orders to OmniVision in a timely manner. OmniVision shall accept or reject each such order and shall notify Distributor and the Customer placing such order of acceptance or rejection. OmniVision may accept an order conditioned on such different or additional terms as OmniVision may deem appropriate. Distributor shall have no power or authority to accept or reject any order on behalf of OmniVision, but Distributor may communicate to Customers the standard pricing then available. Quotation of pricing other that the standard pricing must be approved by OmniVision in advance.

  b. OmniVision shall pay commissions to Distributor based on net receipts attributable to direct sales from OmniVision to Customers limed on Exhibit C, but only to such authorized Customers. Such commissions will constitute full compensation for all of Distributor services under this Agreement. Commissions shall be calculated based on net actual receipts, and shall be subject to reduction and charge back for returns as well as for other necessary reimbursements by OmniVision to purchasers agreed to as part of the sale of the Products. Net receipts means the amount of receipts from a purchaser attributable to the invoice price of goods sold, excluding any receipts attributable to shipping, handling, taxes, duties, insurance, or other amounts not attributable to the price of goods sold.

  c. Should OmniVision and Distributor mutually decide to deliver Products sold on a commission bases from the Distributor inventory, then OmniVision will credit any difference between the Customer price and the Distributor inventory purchase price to the Distributor commission account.

  d. Payment of compensation to Distributor shall be made on a monthly basis by OmniVision, within thirty (30) clays following the close of each month in which commissions accrue under this Agreement. True copies of invoices and proof of payment shall be made available and, upon written request by Distributor, will be provided with payment of commissions.

9.  Force Majeure

OmniVision assumes no obligation, and shall not be liable to Distributor, for any delay or failure to deliver Products by reason of any contingencies beyond OmniVision's control or beyond the control of OmniVision's suppliers including but not limited to force majeure; strikes; labor disputes; lockouts or other labor trouble; fire; earthquake; flood; civil commotion; war; riot; act of God; casualties; accidents; shortages of transportation facilities; detention of goods by custom authorities; loss of goods in public or private warehouses; quotas or actions of any government, foreign or domestic, or any other agency or subdivision thereof; delays in the delivery of raw or finished materials; parts or completed merchandise by the suppliers thereof; or other casualty contingency, or cause beyond the reasonable control of or occurring without the fault of OmniVision or of OmniVision's suppliers, or otherwise unavoidable, or because OmniVision's volume of orders at any time renders deliveries in the ordinary course of business impractical. In such event, OmniVision shall have the right, at its election and without liability to Distributor, to

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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(i) cancel all or rely portion of this Agreement; or (ii) perform the Agreement as so restricted or modified to the extent determined by OmniVision in its sole and absolute discretion; or (iii) perform the Agreement within a reasonable time after the causes for non-performance or delay have terminated.

10.  Inventory

Distributor will establish and maintain an inventory of Products adequate to support sales revenue plans developed with OmniVision and will cooperate with OmniVision in periodic reviews of inventory quantifies. Distributor shall maintain and use its facilities in such a manner to ensure proper care for the Products including, at a minimum, proper temperature and humidity controls; proper anti-static equipment; and proper facilities to permit incoming, outgoing or other inspections of the Products.

OmniVision shall have the right at all times to purchase the Products from Distributor. In the event OmniVision purchases Products from Distributor, OmniVision shall pay Distributor the invoice price charged to Distributor by OmniVision for such Products, less prior credits allowed by OmniVision with respect to such Products under this Agreement or any predecessor agreements.

11.  Returns

  a. Distributor shall obtain OmniVision's prior authorization for any return of Products. Such authorization will not be unreasonably withheld for return of Products which are obsolete, defective, or shipped to but not ordered by Distributor. Distributor shall send all authorized return of Products within thirty (30) days after receiving OmniVision's authorization, or such returns will be refused. All returns shall be shipped F.O.B. destination, freight prepaid, to OmniVision specified location. Return of Products not expressly authorized hereunder will be refused by OmniVision and returned to Distributor at Distributor's expense.

  b. Return of defective Products under OmniVision's product warranty policy is governed by that policy.

  c. Credit replacement will be allowed for returned Products only if OmniVision's examination discloses to its satisfaction that the Products has not been improperly handled or used. Credit or replacement will be allowed for returned Products based on the price in effect on the day they are received by OmniVision, or the purchase price paid by Distributor less prior credit allowed under Section 5, whichever is less.

  d. Unless specially approved by OmniVision, OmniVision will not accept return of Products which were purchased and shipped from OmniVision more than six (6) months prior to the requested date of return.

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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12.  Inventory Records and Inspection

Distributor shall keep current stock, cost and sale records of its inventory of Products. Distributor's records shall accurately and sufficiently itemize and describe the kind, type and quantity of such inventory and the cost thereof. Distributor shall at any reasonable time allow OmniVision, or any of its agents, to examine, audit or inspect such inventory wherever located and, for such purposes, to enter Distributor's premises whenever any of such inventory may be found; or, at OmniVision's option and expense, permit OmniVision to pick up portions of Distributor's inventory for count by OmniVision and return, provided Distributor's business is not unreasonably disrupted hereby.

13.  Trademark

Distributor may so long as this Agreement is in force, and only for the purpose of advertising and selling Products indicate to the public that it is an authorized distributor of products manufactured by OmniVision Technologies, Inc., and advertise such Products under the trademark "OmniVision". Distributor shall not alter or remove any trademark or trade name applied to the Products in the manufacture thereof. Permission to display the word "OmniVision" or any other OmniVision proprietary word or symbol is only as started above and nothing herein shall grant to Distributor any right, title or interest in the word "OmniVision" (either alone or in association with other words or names), or any part thereof or in any other trademark or trade name by OmniVision or its related companies or in any copyright or good will of OmniVision or related companies, nor is any permission or right given hereby to Distributor to use any such trademark or trade name in connection with its corporate firm trade name or tradestyle, nor shall Distributor permit a corresponding use of such trade mark or trade name by a dealer.

14.  Advertising and Advertising Assistance

OmniVision may advertise Products and list Distributor's name in its advertising. Distributor may advertise and promote the sale of Products through all appropriate media including wade show exhibits, catalogue and direct mailing, space advertising, educational meetings and sales aids. OmniVision agrees to allow Distributor to provide a complete listing in Distributor's catalogue of all Products carried by Distributor.

15.  Literature

OmniVision will supply Distributor with reasonable quantifies of distributor price lists and schedules which shall list Products available to be sold by Distributor. OmniVision may suggest resale prices in its resale price schedules, but Distributor, in its sole discretion, shall determine prices charged by Distributor for Products. Distributor shall maintain an adequate supply of printed sales, technical and product application information as OmniVision may, from time to time, make available. Such printed material may or may not be provided free of charge, subject to OmniVision's current literature pricing policy. If OmniVision approves, at Distributor's request, Distributor's customers may be added to OmniVision's mailing list.

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted
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16.  Confidentiality

OmniVision may, from time to time, during the term of this Agreement, furnish to Distributor confidential information and know-how relating to Products. This information may be furnished orally or in written form including descriptive material, diagrams, specifications and other documents. Distributor agrees that all such confidential information and know-how made available to it by OmniVision shall be kept strictly confidential by it, and it agrees not to divulge any such information or know-how to others without the prior written consent of OmniVision. Distributor further agrees that it will not use any confidential information or know-how in connection with the manufacture by it or by others, on its behalf, of any Products or items similar thereto. The obligations of Distributor to preserve the secrecy of the technical information and know-how supplied to it by OmniVision shall survive any termination of this Agreement.

17.  Compliance with Laws

Neither party shall commit any act or request the other party to commit any act which would violate either the letter or spirit of the export control laws, rules or regulations, and neither party shall fail to take any action reasonably within its capacity to assure compliance with such laws, rules or regulations.

Distributor represents and warrants that it shall not, directly or indirectly, export, re-export or transship Products and/or technical data ("the Commodities") in violation of any applicable export control laws promulgated and administered by the government of any country having jurisdiction over the parties or the transaction(s) contemplated herein.

OmniVision shall have the right to refuse to accept distributor's orders for Commodities, or to deliver Commodities to fulfill any previously accepted Distributor order, if OmniVision determines, in good faith, that such proposed sale or other disposition of the Commodities poses an unreasonable risk of a violation of any applicable export control law or regulation.

In the event OmniVision refuses to deliver Commodities to fulfill previously accepted Distributor orders as set forth in the paragraph immediately preening, or the necessary export or re-export authorizations are not obtained within a reasonable period of time, OmniVision, at its option, may cancel the order or contract, without penalty.

18.  Term and Termination

     a. The term of this Agreement shall be one (1) year commencing as of the date first shown on the first page of this document, and this Agreement shall automatically be renewed thereafter for additional one (1) year periods at the anniversary dates hereof unless this Agreement is otherwise terminated as elsewhere provided herein. Neither party is under any obligation, express or implied, to renew this Agreement or to otherwise continue their distributorship relationship after this Agreement expires. After termination, this Agreement shall continue to govern any transactions between OmniVision and Distributor that arose prior to expiration. This Agreement may be terminated before expiration of its term by either party upon written notice to the other party thirty (30) clays in advance, or for cause in accordance with sub-paragraph (b) below. OmniVision shall have the right to terminate this Agreement for cause with respect to any of Distributor's marketing locations, while not terminating the Agreement with respect to the balance of such locations.

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted
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  b.  OmniVision shall have the right to terminate this Agreement immediately by written notice to Distributor, if Distributor fails to comply with any of the terms and conditions set forth in this Agreement, or if Distributor fails to perform to OmniVision's satisfaction. If either party hereto shall become insolvent or admit in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or to conduct its operations in the normal course of business, or if either party hereto shall fail to perform any of the obligations imposed upon it under the terms of this Agreement irrespective of the nature of the obligations or the type of breach, the other party shall have the right to immediately terminate this Agreement by written notice.

  c. Upon termination or expiration of this Agreement, OmniVision shall purchase and Distributor agrees to sell, under OmniVision's terms and conditions, Distributor's inventory of Products which (i) after testing and inspection OmniVision determines to be undamaged and in good condition; (ii) were purchased by Distributor from OmniVision or mother authorized distributor no more than six (6) months prior to the date of termination or expiration;
  (iii) appear on the Inventory Report as of the date of termination or expiration; and (vi) were identified by OmniVision as returnable as of the date of purchase and remain returnable as of the date of termination or expiration (the "Returnable Inventory"). Products that do not meet these criteria are not returnable. Distributor shall ship the Returnable Inventory to OmniVision: F.O.B. OmniVision's warehouse, freight prepaid.

  If this Agreement expires, or is terminated by OmniVision for its convenience or by Distributor for cause, the price which OmniVision shall pay for Returnable Inventory shall be the OmniVision price to Distributor in effect as of the date of termination or expiration, or the purchase price paid by Distributor less prior credit allowed, whichever is less. If this Agreement is terminated by OmniVision for cause, OmniVision shall purchase the Returnable Inventory at such price less fifteen percent (15%). Further, upon termination or expiration of this Agreement, OmniVision at its option may cancel any or all unfilled orders by Distributor.

  d. Upon the termination or expiration of this Agreement, neither party shall be liable to the other for any damages, expenditures, loss of profits or prospective profits of any kind or nature sustained or arising out of or alleged to have been sustained or to have arisen out of such termination or expiration.

  e. The termination or expiration of this Agreement shall not relieve or release either party from making payments which may be owing to the other party under the terms of this Agreement.

19.  Injunction; Governing Law

  a. All covenants herein may be enforced by way of injunction obtained from any duly constituted court having jurisdiction, upon prima facie proof that either party intends to engage in conduct which would violate the terms of this Agreement. Such remedy shall be in addition to any other remedies available to the parties for the breach or threatened breach of this Agreement.

  b. This Agreement and rights of the parties hereto shill be construed and determined in accordance with the laws of the State of California, USA.

20.  Miscellaneous

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    treatment filed with the Securities and Exchange Commission. Omitted
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  a.  The relationship created between the parties hereto is that of seller and purchaser, and neither party nor any of its employees, dealers, customers or agents shall be deemed to be representatives, agents or employees of the other party for any purchase whatsoever, nor shall they or any of them have any authority or right to assume or create any obligation of any kind or nature, express or implied, on behalf of the other party, nor to accept service of any legal process of any kind addressed to or intended for the other party.

  b. Each party hereto warrants and represents to the other that it is legally free to enter into this Agreement, that the execution hereof has been duly authorized, and that the terms and conditions of this Agreement, and each party's obligations hereunder, do not conflict with or violate any terms or conditions of any other agreement or commitment by which such party is bound.

  c. This Agreement is intended to be the sole and complete statement of the obligations of the parties relating to the subject matter hereof; and supersedes all previous understandings, agreements, negotiations and proposals as to this Agreement. Except as otherwise provided herein no provisions of this Agreement shall be deemed waived, amended or modified by any party unless such waiver, amendment or modification shall be in writing and dully signed by the party against whom the waiver or modification is sought to be enforced. The paragraph headings are for purposes of convenience only.

  d. This Agreement may be executed in several counterparts, each of which shall be deemed the original, but all of which shall constitute one and the same instrument.

  e. Neither party shall voluntarily or by operation of law, assign this Agreement or any right accruing to it hereunder or delegate any duty owed by it, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective permitted successors in interest and permitted assigns.

  f. Notices hereunder shall be deemed properly given if in writing and given by telegram, telex, facsimile, certified mail or personal delivery, addressed to the parties at their addresses set forth above or any substitute address established after notice, and shall be deemed effective upon sending or personal delivery.

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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IN WITNESS WHEREOF, the parties hereto agree and have affixed their signatures as of the date ad year first written above.

OmniVision                    Distributor


By              /S/ Shaw Hong   By       /S/ Mike Chang
  ---------------------------     -------------------------

Print Name      Shaw Hong       Print Name   Mike Chang
          -------------------             -----------------

Title           President       Title        President
     ------------------------        ----------------------

Date            Jan. 1, 1998    Date         Jan 1, 1998
    -------------------------       -----------------------



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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Exhibit A
---------

                                   Exhibit A
                                   ---------
                            OmniVision Product List

Part Number                  Product Description
-----------      ----------------------------------------------------------

OV5016           B&W analog 320x240 EIA or 352x288 CCIR device
OV5026           B&W analog 320x240 EIA device w/mirror image
OV5036           B&W analog 320x240 EIA (60 Hz) device with N/50

OV5017           B&W digital 384x288 device

OV7210           B&W digital 704x480 (60 Hz) 704x576 (50 Hz) device

OV6023           Color analog RGB/YUV 352x240 device

OV6510           Color analog RGB 356x292 device for external PAL encoder

OV6610           Color digital 356x292 CCIR601 device

OV510            USB interface device



OmniVision                   Distributor


Signature   /s/ Shaw Hong    Signature   /s/ Mike Chang
         ----------------             -----------------

     Date   Jan. 1, 1998             Date   Jan 1, 1998
         ----------------                --------------



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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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Exhibit B
---------

                                   Exhibit B
                                   ---------
                            Distribution Territory

The following Territories are business locations which are defined to be the marketing locations for Distributor. Unless discussed and agreed by both parties, the following Territories are the only appointed business territories for Distributor:

  ***





OmniVision                      Distributor

Signature   /s/ Shaw Hong       Signature  /s/ Mike Chang
         ----------------                ----------------



   Date   6/25/99                   Date   6/25/99
       -----------------                ----------------



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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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Exhibit C

                                   Exhibit C
                                   ---------
                             Distributor Customers

Distributor is appointed to make sales to the following identified potential
Customers:



OmniVision                      Distributor

Signature   /s/ Shaw Hong       Signature  /S/ Mike Chang
         ----------------                ----------------



   Date   Jan. 1, 1998          Date   Jan. 1, 1998
          ------------              ------------------



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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.